UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	July 9, 2007

Duckwall-ALCO Stores, Inc.
(Exact name of registrant as specified in charter)

Kansas	0-20269	48-0201080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Cottage, Abilene, KS	67410-2832
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(785) 263-3350

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           On July 9, 2007, Duckwall-ALCO Stores, Inc. (the "Company") issued a press release, incorporated into this Item 5.02 by reference, relating to the selection of Ronald Mapp as the Company's Senior Vice President of Merchandising, effective the end of July, 2007. The Company has not finalized the terms of Mr. Mapp's employment agreement.

Mr. Mapp, age 58, has served as Regional Vice President, for Jo-Ann Stores, a specialty retail chain, since 1998. Prior to that Mr. Mapp was the Northeast Zone Vice President for Michael's Stores, another specialty retailer.

Other than arrangements or understandings with directors and officers of the Company acting solely in their capacity as such, there are no arrangements or understandings between Mr. Mapp and any other persons naming Mr. Mapp as an officer. There are no familial relationships between Mr. Mapp and any other officer or director of the Company. Since January 29, 2006, neither Mr. Mapp nor any immediate family member of Mr. Mapp has been a party to any transaction or currently proposed transaction in which the Company was or is a participant and the amount exceeds $120,000, and in which Mr. Mapp or any immediate family member had or will have a direct or indirect material interest.

Item 7.01 Regulation FD Disclosure.

Attached as Exhibit 99.1, and incorporated into this Item 7.01 by reference, is a press release issued on July 9, 2007, by the Company.

Item 9.01.	Exhibits.

(d) Exhibits

99.1	Press Release dated July 9, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUCKWALL-ALCO STORES, INC.

Date: July 12, 2007	By: /s/ Charles Bogan
Charles Bogan
Vice President & Secretary